iCAD REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2020

Fourth Quarter Revenues of $10.5 Million Represented 47% Sequential Growth Driven by 70% Growth in ProFound AI ® Product Revenue

ProFound AI ® Product Revenue Increased 21% in the Fourth Quarter of 2020 as Compared to 2019 Fourth Quarter Fueled by Launch of ProFound AI ® Risk Assessment Offering

Recent Agreement with Solis Mammography Represents Largest Single Contract in iCAD’s History and Includes Both ProFound AI ® Detection and Risk

Net Loss Declined 52% to $0.07 Per Share in the Fourth Quarter of 2020 as Compared to 2019 Fourth Quarter

Conference Call Today at 4:30 p.m. ET

NASHUA, N.H. – February 24, 2021 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and twelve months ended December 31, 2020.

Recent Highlights:

•	Gaining market traction with ProFound AI® Risk, the first and only commercially available clinical decision support tool providing accurate two-year breast cancer risk estimation personalized for each woman, for 2D mammography in the U.S. and Europe

o	Global launch for 3D mammography planned for later this year

•	Over 1,000 licenses sold as part of ProFound AI® Detection sales

o	Significant percentage of licenses sold to facilities with GE, Siemens, and sites with multiple vendors, including Hologic and Fuji

•	Signed five-year partnership with Solis Mammography, the largest independent provider of mammography and breast health services in the U.S., whereby iCAD will provide the customer with its latest artificial intelligence breast health solutions, including ProFound AI® Detection and Risk

•	Appointed Santosh Kesari, M.D., Ph.D., a world-renowned neuro-oncologist at the John Wayne Cancer Center, as Principal Investigator of its international multi-center clinical trial evaluating the Xoft® Axxent® Electronic Brachytherapy (eBx®) System® as the sole radiation therapy to treat recurrent glioblastoma (GBM) following surgical excision of the malignancy

•	Cash increased $4.6 million or 20% to $27.2 million at December 31, 2020 as compared to September 30, 2020.

“Despite an evolving operating environment due to COVID-19, we have continued to achieve important progress throughout our business,” said Mike Klein, Chairman and CEO. “Our fourth quarter 2020 total revenue of $10.5 million represented sequential growth of 47 percent as compared to the third quarter and we generated over 70% sequential growth in AI product revenue in the fourth quarter, as ProFound AI® continues to achieve further market penetration. Our fourth quarter revenue growth was achieved while we remained diligent in managing operating expenses, resulting in a 52% decline in net loss to $0.07 per share.”

“In addition, we continue to see tremendous interest for ProFound AI® Risk in the market and remain very positive about the impact this innovative solution will have on our business moving forward,” continued Mr. Klein. “Both ProFound AI® Risk and Detection were included in our recent five-year agreement with Solis, which operates more than 80 branded centers in 11 states. We also recently signed an agreement with Wake Radiology, North Carolina’s largest provider of 3D mammography services, that covers 22 systems. These large deals help validate the clinical utility and economic value proposition for our AI breast health product portfolio.”

“We are also pleased to have appointed Dr. Kesari as Principal Investigator for our recently initiated multi-site international clinical trial of Xoft Brain IORT in the high-value indication of GBM. We continue to anticipate the availability of early progression-free survival data from this important study by the end of this year,” concluded Mr. Klein.

Fourth Quarter 2020 Financial Results

Total Detection and Therapy revenue for the fourth quarter of 2020 was $10.5 million, an increase of $1.1 million, or 11%, as compared to the fourth quarter of 2019, reflecting a 19% increase in product revenue, and a 6% decrease in service and supplies revenue.

In $000's
	Three months ended December 31,
	2020	2019	$ Change	% Change

Product revenue	$7,683	$6,436	$1,247	19%
Service and supplies revenue	2,768	2,945	(177)	(6)%
Total Revenue	$10,451	$9,381	$1,070	11%

Revenue: Cancer Detection revenue for the fourth quarter of 2020, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $1.3 million, or 18%, as compared to the fourth quarter of 2019. Therapy revenue for the fourth quarter of 2020, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $0.2 million, or 7%, as compared to the fourth quarter of 2019.

In $000's
	Three months ended December 31,
	2020	2019	$ Change	% Change
Detection revenue
Product revenue	$6,600	$5,441	$1,159	21%
Service and supplies revenue	1,512	1,414	98	7%
Detection Revenue	$8,112	$6,855	$1,257	18%

Therapy revenue
Product revenue	$1,083	$995	$88	9%
Service and supplies revenue	1,256	1,531	(275)	(18)%
Therapy Revenue	$2,339	$2,526	$(187)	(7)%

Total Revenue	$10,451	$9,381	$1,070	11%

Gross Profit: Gross profit for the fourth quarter of 2020 was $7.5 million, or 71% of revenue, as compared to $7.2 million, or 76% of revenue, in the fourth quarter of 2019.

Operating Expenses: Total operating expenses for the fourth quarter of 2020 were $9.0 million, a $0.1 million, or 2%, decrease from $9.1 million in the fourth quarter of 2019.

GAAP Net Loss: Net loss for the fourth quarter of 2020 was ($1.6) million, or ($0.07) per diluted share, as compared to a net loss of ($3.3) million, or ($0.17) per diluted share, for the fourth quarter of 2019.

Non-GAAP Adjusted Net Loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the fourth quarter of 2020 was ($1.4) million, or ($0.06) per diluted share, as compared to a non-GAAP adjusted net loss of ($1.9) million, or ($0.10) per diluted share, for the fourth quarter of 2019. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended December 31, 2020 and 2019, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the fourth quarter of 2020 was a loss of ($0.9) million, a $0.5 million decrease as compared to the fourth quarter 2019 non-GAAP adjusted EBITDA loss of ($1.4) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended December 31, 2020 and 2019, respectively.

Twelve months ended December 31, 2020 Financial Results

Revenue: Total Detection and Therapy revenue for the year ended December 31, 2020 was $29.7 million, a decrease of $1.6 million, or 5%, as compared to the same period of 2019, reflecting a 4% decrease in product revenue, and a 7% decrease in service and supplies revenue.

In $000's
	Twelve months ended December 31,
	2020	2019	$ Change	% Change

Product revenue	$18,903	$19,767	$(864)	(4)%
Service revenue	10,795	11,573	(778)	(7)%
Total Revenue	$29,698	$31,340	$(1,642)	(5)%

Cancer Detection revenue for the year ended December 31, 2020, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, decreased by approximately $0.3 million, or 1%, as compared to the same period of 2019. Therapy revenue for the year ended December 31, 2020, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $1.3 million, or 15%, as compared to the same period of 2019.

In $000's
	Twelve months ended December 31,
	2020	2019	$ Change	% Change
Detection revenue
Product revenue	$16,291	$16,788	$(497)	(3)%
Service revenue	5,706	5,531	175	3%
Detection Revenue	$21,997	$22,319	$(322)	(1)%

Therapy revenue
Product revenue	$2,612	$2,979	$(367)	(12)%
Service revenue	5,089	6,042	(953)	(16)%
Therapy Revenue	$7,701	$9,021	$(1,320)	(15)%

Total Revenue	$29,698	$31,340	$(1,642)	(5)%

Gross Profit: Gross profit for the year ended December 31, 2020 was $21.4 million, or 72% of revenue, as compared to $24.2 million, or 77% of revenue, in the same period of 2019.

Operating Expenses: Total operating expenses for the year ended December 31, 2020 were $30.7 million, essentially flat as compared to $30.6 million in the same period of 2019.

GAAP Net Loss: Net loss for the year ended December 31, 2020 was ($17.6) million, or ($0.80) per diluted share, as compared to a net loss of ($13.6) million, or ($0.74) per diluted share, for the same period of 2019.

Non-GAAP Adjusted Net Loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the year ended December 31, 2020 was ($9.5) million, or ($0.43) per diluted share, as compared to a Non-GAAP adjusted net loss of ($6.7) million, or ($0.37) per diluted share, for the same period of 2019. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the years ended December 31, 2020 and 2019, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the year ended December 31, 2020 was a loss of ($5.7) million, a $1.4 million increase compared to the year ended December 31, 2019 non-GAAP adjusted EBITDA loss of ($4.3) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the years ended December 31, 2020 and 2019, respectively.

Cash and Cash Equivalents: As of December 31, 2020, the Company had cash and cash equivalents of $27.2 million, which includes the receipt of $6.1 in net proceeds from sales of common stock pursuant to our at-the-market program, compared to cash and cash equivalents of $22.6 million at September 30, 2020.

Conference Call

Wednesday, February 24th @ 4:30pmET

Domestic:	877-407-0784
International:	201-689-8560
Conference ID:	13716857
Webcast:	http://public.viavid.com/index.php?id=143673

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company's operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company's quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company's website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For example, when the Company discusses the potential of ProFound AI® Risk, the benefits of the Company’s products, and clinical plans and updates, it is using forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a global pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Amy Cook, iCAD

+1-925-200-2125

acook@icadmed.com

Investor Relations:

Jeremy Feffer, LifeSci Advisors

+ 1-212-915-2568

jeremy@lifesciadvisors.com

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,	December 31,
Assets	2020	2019

Current assets:
Cash and cash equivalents	$27,186	$15,313
Trade accounts receivable, net of allowance for doubtful
accounts of $111 in 2020 and $136 in 2019	10,027	9,819
Inventory, net	3,144	2,611
Prepaid expenses and other current assets	1,945	1,453
Total current assets	42,302	29,196

Property and equipment, net of accumulated depreciation
of $6,778 in 2020 and $6,510 in 2019	744	551
Operating lease assets	1,758	2,406
Contract and Other assets	1,527	50
Intangible assets, net of accumulated amortization
of $8,494 in 2020 and $8,186 in 2019	889	1,183
Goodwill	8,362	8,362
Total assets	$55,582	$41,748

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,869	$1,990
Accrued and other expenses	7,039	6,590
Notes payable - current portion	—	4,250
Lease payable - current portion	726	758
Deferred revenue	6,117	5,248
Total current liabilities	16,751	18,836

Notes payable, long-term portion	6,960	2,003
Convertible debentures payable to non-related parties, at fair value	—	12,409
Convertible debentures payable to related parties, at fair value	—	1,233
Lease payable - long-term portion	1,075	1,837
Deferred revenue, long-term portion	267	356
Deferred tax	4	3
Total Liabilities	25,057	36,677

Stockholders' Equity:
Preferred stock, $ 0.01 par value: authorized 1,000,000 shares;
none issued.	—	—
Common stock, $0.01 par value: authorized 30,000,000
shares; issued 23,693,735 in 2020 and 19,546,151 in 2019.
Outstanding 23,508,575 in 2020 and 19,360,320 in 2019.	236	196
Additional paid-in capital	273,639	230,615
Accumulated deficit	(241,935)	(224,325)
Treasury stock at cost, 185,831 shares in 2020 and 2019	(1,415)	(1,415)
Total Stockholders' Equity	30,525	5,071

Total Liabilities and Stockholders' Equity	$55,582	$41,748

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Products	$7,683	$6,436	$18,903	$19,767
Service and supplies	2,768	2,945	10,795	11,573
Total revenue	10,451	9,381	29,698	31,340

Cost of revenue:
Products	2,101	1,144	5,000	3,278
Service and supplies	796	972	2,965	3,438
Amortization and depreciation	92	100	379	397
Total cost of revenue	2,989	2,216	8,344	7,113

Gross profit	7,462	7,165	21,354	24,227

Operating expenses:
Engineering and product development	2,176	2,520	8,114	9,271
Marketing and sales	4,094	4,353	13,312	13,634
General and administrative	2,641	2,167	9,117	7,443
Amortization and depreciation	46	70	199	276
Total operating expenses	8,957	9,110	30,742	30,624

Loss from operations	(1,495)	(1,945)	(9,388)	(6,397)

Interest expense	(116)	(180)	(476)	(784)
Loss on fair value of convertible debentures	—	(1,331)	(7,464)	(6,671)
Loss on extinguishment of debt	—	—	(341)	—
Other income	12	118	97	344
Other expense, net	(104)	(1,393)	(8,184)	(7,111)

Loss before income tax expense	(1,599)	(3,338)	(17,572)	(13,508)

Tax expense	(4)	(10)	(38)	(43)

Net loss and comprehensive loss	$(1,603)	$(3,348)	$(17,610)	$(13,551)

Net loss per share:
Basic	$(0.07)	$(0.17)	$(0.80)	$(0.74)

Diluted	$(0.07)	$(0.17)	$(0.80)	$(0.74)

Weighted average number of shares
used in computing loss per share:
Basic	23,072	19,320	22,140	18,378

Diluted	23,072	19,320	22,140	18,378

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	For the twelve months ended December 31,
	2020	2019

Cash flow from operating activities:
Net loss	$(17,610)	$(13,551)
Adjustments to reconcile net loss to net cash
used for operating activities:
Amortization	309	377
Depreciation	268	297
Bad debt provision	94	62
Stock-based compensation expense	2,844	1,169
Amortization of debt discount and debt costs	78	149
Change in fair value of convertible debentures	7,464	6,671
Deferred tax	1	1
Loss on extinguishment of debt	341	—
Changes in operating assets and liabilities
Accounts receivable	(302)	(3,478)
Inventory	(533)	(1,024)
Prepaid and other current assets	(1,390)	294
Accounts payable	878	836
Accrued expenses	(207)	982
Deferred revenue	780	108
Total adjustments	10,625	6,444

Net cash used for operating activities	(6,985)	(7,107)

Cash flow from investing activities:
Additions to patents, technology and other	(13)	(10)
Additions to property and equipment	(461)	(296)
Net cash (used for) provided by investing activities	(474)	(306)

Cash flow from financing activities:
Issuance of common stock pursuant to stock option plans	729	1,400
Issuance of common stock pursuant to Employee Stock Purchase Plan	266	—
Taxes paid related to restricted stock issuance	(225)	(196)
Principal payments of capital lease obligations	—	(16)
Principal repayment of debt financing	(4,638)	(2,000)
Proceeds from Line of Credit	775	3,000
Repayment to Line of Credit	(2,775)	(1,000)
Proceeds from debt financing	6,957	—
Debt issuance costs	(42)	—
Proceeds from issuance of common stock, net	18,285	9,353
Net cash provided by (used for) financing activities	19,332	10,541

Increase in cash and equivalents	11,873	3,128
Cash and equivalents, beginning of period	15,313	12,185
Cash and equivalents, end of period	$27,186	$15,313

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company's short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company's ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company's ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company's financial and operational performance and comparing this performance to its peers and competitors.

Management defines "Non-GAAP Adjusted EBITDA" as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company's operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company's overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company's GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company's business, and also because the total amount of expense is partially outside of the Company's control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company's ongoing operations for the period in which such charges are incurred.

•	Severance and furlough relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance and furlough costs from operating results provides investors with a better means for measuring current Company performance.

•	Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•	Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Cares Credit: The company excluded the one-time tax credit as management believes the item does not have a direct correlation to future business operations.

•	Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, the Cares tax credit, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company's "Non-GAAP Adjusted EBITDA"
(Unaudited)
(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP Net Loss	$(1,603)	$(3,348)	$(17,610)	$(13,551)

Interest Expense	116	180	476	784
Other income	(12)	(118)	(97)	(344)
Stock Compensation	286	314	2,828	1,169
Depreciation	62	77	269	297
Amortization	76	93	310	376
Tax expense	4	10	38	43
Severance and Furlough	35	38	224	86
Cares Credit	—	—	(283)	—
Loss on extinguishment of debt	—	—	341	—
Loss of fair value of convertble debentures	—	1,331	7,464	6,671
Litigation related	104	36	322	125
Non-GAAP Adjusted EBITDA	$(932)	$(1,387)	$(5,718)	$(4,344)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP Net Loss	$(1,603)	$(3,348)	$(17,610)	$(13,551)
Adjustments to Net Loss:
Severance and Furlough	67	38	256	86
Cares Credit	—	—	(283)	—
Loss from extinguishment of debt	—	—	341	—
Litigation related	104	36	322	125
Loss of fair value of convertble debentures	—	1,331	7,464	6,671
Non-GAAP Adjusted Net Loss	$(1,432)	$(1,943)	$(9,510)	$(6,669)

Net Loss per share
GAAP Net Loss per share	$(0.07)	$(0.17)	$(0.80)	$(0.74)
Adjustments to Net Loss (as detailed above)	0.01	0.07	0.37	0.37
Non-GAAP Adjusted Net Loss per share	$(0.06)	$(0.10)	$(0.43)	$(0.37)